                                                                   EXHIBIT 4.1



                             McLEODUSA INCORPORATED


                          SECOND AMENDED AND RESTATED


                          DIRECTORS STOCK OPTION PLAN
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                               TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
 1. PURPOSE................................................................ A-1
 2. DEFINITIONS............................................................ A-1
 3. ADMINISTRATION......................................................... A-2
 4. STOCK SUBJECT TO THE PLAN.............................................. A-2
 5. ELIGIBILITY............................................................ A-3
 6. OPTION PRICE........................................................... A-3
 7. NUMBER OF SHARES AND GRANT DATES....................................... A-3
 8. VESTING OF OPTIONS..................................................... A-4
 9. OPTION PERIOD.......................................................... A-4
10. TIMING AND METHOD OF EXERCISE.......................................... A-4
11. SERVICE TERMINATION.................................................... A-5
12. RIGHTS IN THE EVENT OF DEATH, DISABILITY OR RETIREMENT................. A-5
13. NO STOCKHOLDER RIGHTS UNDER OPTION..................................... A-6
14. CONTINUATION OF SERVICE................................................ A-6
15. STOCK OPTION AGREEMENT................................................. A-6
16. WITHHOLDING............................................................ A-6
17. NON-TRANSFERABILITY OF OPTIONS......................................... A-6
18. USE OF PROCEEDS........................................................ A-6
19. ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION........................ A-6
20. SECURITIES LAWS........................................................ A-7
21. INDEMNIFICATION........................................................ A-7
22. GOVERNING LAW.......................................................... A-8

                            McLEODUSA INCORPORATED
                          SECOND AMENDED AND RESTATED
                          DIRECTORS STOCK OPTION PLAN

  McLEODUSA INCORPORATED, a Delaware corporation (the "Corporation"), sets forth herein the terms of the Second Amended and Restated Directors Stock Option Plan (the "Plan") as follows:

1. PURPOSE

  The Plan is a further amendment and restatement of the McLeodUSA Incorporated Amended and Restated Directors Stock Option Plan and is intended to attract and retain the best possible members of the Board and to provide additional incentives to those directors to promote the success of the Corporation. The Plan provides Eligible Directors an opportunity to purchase shares of the Stock pursuant to Options. Options granted under the Plan shall not constitute "incentive stock options" within the meaning of Section 422 of the Code.

2. DEFINITIONS

  For purposes of interpreting the Plan and related documents (including Stock Option Agreements), the following definitions shall apply:

    2.1. "Additional Option" means any Option other than an Initial Option.

    2.2. "Board" means the board of directors of the Corporation.

    2.3. "Code" means the Internal Revenue Code of 1986, as amended.

    2.4. "Commencement of Service" means the date of election of the Eligible Director to his or her first term as a Director.

    2.5. "Corporation" means McLeodUSA Incorporated, a Delaware corporation.

    2.6. "Effective Date" means the date of adoption of the second amendment and restatement of the Plan by the Board.

    2.7. "Eligible Director" means a member of the Board who is not an officer or employee of the Corporation or any of its subsidiaries and is not Robert J. Currey.

    2.8. "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

    2.9. "Exercise Price" means the Option Price multiplied by the number of shares of Stock purchased pursuant to exercise of an Option.

    2.10. "Expiration Date" means the tenth anniversary of the Grant Date or, if earlier, the termination of the Option pursuant to Section 4.2(c) hereof.

    2.11. "Fair Market Value" means the value of each share of Stock subject to the Plan determined as follows: If on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or otherwise is publicly traded on an established securities market, the Fair Market Value of the Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date or other determination date (or, if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of the Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

    2.12. "Grant Date" means the date on which an Option grant takes effect pursuant to Section 7 hereof.

    2.13. "Initial Option" means an Option received by an Eligible Director as of such Eligible Director's Commencement of Service.

    2.14. "Option" means any option to purchase one or more shares of Stock pursuant to the Plan, including both Initial Options and Additional Options.

    2.15. "Optionee" means an Eligible Director who holds an Option.

    2.16. "Option Period" means the period during which Options may be exercised as defined in Section 9 hereof.

    2.17. "Option Price" means the purchase price for each share of Stock subject to an Option.

    2.18. "Retirement" means a Service Termination (as defined in Section 11) on or after age 62 if the Optionee has at least three years of service as an Eligible Director.

    2.19. "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

    2.20. "Stock" means the Class A common stock, par value $0.01 per share, of the Corporation.

    2.21. "Stock Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

3. ADMINISTRATION

  3.1. The Plan shall be administered by the Board which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

  3.2. No member of the Board shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

4. STOCK SUBJECT TO THE PLAN

  4.1. Options to purchase not more than 1,100,000 shares of the Stock may be granted under the Plan. If any Option expires, terminates or is terminated or canceled for any reason before it is exercised in full, the shares of Stock that were subject to the unexercised portion of the Option shall be available for future Options granted under the Plan.

  4.2(a). If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable on capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the Effective Date, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

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  4.2(b). Subject to Section 4.2(c) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

  4.2(c). Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan, the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan (if applicable) and Options theretofore granted shall continue in the manner and under the terms so provided; except that all such Options shall be fully vested and exercisable. In the event of any such termination of the Plan and Options, each individual holding an Option shall have the right immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option whether or not such Option was otherwise exercisable at the time such termination occurs. The Corporation shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

  4.2(d). Adjustments under this Section 4.2 related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

  4.2(e). The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

5. ELIGIBILITY

  Eligibility under the Plan is limited to Eligible Directors.

6. OPTION PRICE

  The Option Price of the Stock covered by each Option granted under the Plan shall be not less than the Fair Market Value of such Stock on the Grant Date. The Option Price shall be subject to adjustment as provided in Section 4.2 hereof.

7. NUMBER OF SHARES AND GRANT DATES

  7.1. Each Eligible Director whose Commencement of Service is on or after the Effective Date shall be granted an Initial Option to purchase from 10,000 to 20,000 shares of Stock as of the date of the Eligible Director's Commencement of Service, such amount to be determined by the Board in its discretion.

  7.2. Each Eligible Director also shall be granted an Additional Option to purchase up to 10,000 shares of Stock after each subsequent annual meeting of the Corporation's stockholders if the Eligible Director continues to be an Eligible Director at such time, such amount to be determined by the Board in its discretion.

  7.3. In addition, the Board may make discretionary grants of Options to Eligible Directors to the extent such grants are determined to be in the best interests of the Corporation by the Board. The maximum number of shares of Stock subject to Options that can be awarded under the Plan, other than pursuant to Sections 7.1 and 7.2 above, is 100,000.

8. VESTING OF OPTIONS
  8.1 The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Plan or in the Option Agreement relating to such Option), in installments as follows: on the first anniversary of the Grant Date of the Option, as set forth in Section 7 above, the Option shall be exercisable in respect of 25 percent of the number of shares specified in
Section 7 above, and the Option shall be exercisable in respect of an additional 25 percent of the number of shares specified in Section 7 above on each of the next three anniversaries of the Grant Date, as set forth in
Section 7 above. The foregoing installments, to the extent not exercised, shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to the termination of the Option; provided, that no single exercise of the Option shall be for less than 100 shares, unless the number of shares purchased is the total number at the time available for purchase under this Option.

  8.2 In the event of a "Change of Control", all non-vested Options outstanding under the Plan shall become immediately exercisable. For purposes of this Plan, "Change of Control" means:
    (a) execution by the Corporation of an agreement for the merger of the Corporation into or with another corporation, the result of which would be that the stockholders of the Corporation at the time of execution of such agreement would own less than 50% of the total equity of the corporation surviving the merger; or
    (b) the sale of assets of the Corporation having an aggregate book value of 40% or more of the total book value of all assets of the Corporation as shown on the then most recent annual audited financial statement of the Corporation; or
    (c) a change of control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a change of control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% of the Corporation's then outstanding securities; and provided further that no such change of control shall be deemed to have occurred as a result of the execution in (i) March 1996 of an Investor Agreement, among the Corporation, IES Investments Inc., Midwest Capital Group, Inc., MWR Investments, Inc., Clark and Mary McLeod, and certain other stockholders,
  (ii) June 1997 of a Stockholders' Agreement, as amended, among the Corporation, IES Investments Inc., Midwest Capital Group, Inc., MWR Investments, Inc., Clark and Mary McLeod, and certain former stockholders of Consolidated Communications Inc., (iii) November 1998 of a Stockholders' Agreement, among the Corporation, IES Investments Inc., Clark and Mary McLeod, and certain former stockholders of Consolidated Communications Inc. and certain permitted transferees thereof, or (iv) January 1999 of a Stockholders' Agreement, among the Corporation, IES Investments Inc., Clark and Mary McLeod, certain former stockholders of Consolidated Communications Inc. and certain permitted transferees thereof, M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership.

9. OPTION PERIOD
  An Option shall be exercisable only during the Option Period. The Option Period shall commence twelve months after the Grant Date, or earlier, if subject to Sections 4.2(c), 8.2 or 12, and shall end at the close of business on the Expiration Date.

10. TIMING AND METHOD OF EXERCISE

  Subject to Sections 8 and 9 hereof, an Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Chief Financial Officer, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (a) in cash or by certified check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (c) by a combination of the methods described in (a) and (b) hereof. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares.

11. SERVICE TERMINATION
  Upon the termination of service (a "Service Termination") of the Optionee in all capacities as an employee and/or director of the Corporation and all of its affiliated companies, other than by reason of the death, permanent and total disability or Retirement of such Optionee, any unvested Option granted to an Optionee pursuant to the Plan shall terminate, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option. The Optionee may exercise the Optionee's outstanding vested Options at any time until the date on which such outstanding Options expire according to their terms.

12. RIGHTS IN THE EVENT OF DEATH, DISABILITY OR RETIREMENT
  12.1. If an Optionee dies while in service as a director of the Corporation, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 9 above), at any time within 180 days after the date of such Optionee's death and prior to termination of the Option pursuant to
Section 9 above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Board may provide by inclusion of appropriate language in any Option Agreement that, in the event of the death of an Optionee, the executors, administrators, legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 9 hereof), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 9 hereof.

  12.2. If there is a Service Termination by reason of the permanent and total disability of the Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 9 above), at any time within 180 days after such Service Termination and prior to termination of the Option pursuant to Section 9 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Service Termination, whether or not such Option was exercisable immediately prior to such Service Termination; provided, however, that the Board may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 9 hereof), in the event of the termination of service of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of service and prior to termination of the Option pursuant to Section 9 hereof. Whether a Service Termination is to be considered by reason of permanent and total disability for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

  12.3 If there is a Service Termination by reason of the Retirement of the Optionee, then such Optionee shall continue to vest in any outstanding Options for two years and any Options which will not vest in such two year period shall terminate. The Optionee shall have the right (subject to the general limitations on exercise set forth in Section 9 above) to exercise the Optionee's outstanding vested Options at any time until the date on which such outstanding Options expire according to their terms.

13. NO STOCKHOLDER RIGHTS UNDER OPTION

  Neither an Optionee nor any person entitled to exercise an Optionee's rights in the event of an Optionee's death shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares shall have been issued upon the exercise of the Option.

14. CONTINUATION OF SERVICE

  Nothing in the Plan shall confer upon any person any right to continue as a member of the Board or interfere in any way with the right of the Corporation to terminate such relationship.

15. STOCK OPTION AGREEMENT

  Each Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement, or by a written Notice of Option Grant given by the Corporation to the Optionee (which need not be signed by either the Corporation or the Optionee), notifying the Optionee of the grant and incorporating the terms of the Plan. The Stock Option Agreement shall be executed by the Corporation and the Optionee.

16. WITHHOLDING

  The Corporation shall have the right to withhold, or require an Optionee to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirements imposed with respect to exercise of Options. To the extent permissible under applicable tax, securities and other laws, the Optionee may satisfy a tax withholding requirement by directing the Corporation to apply shares of Stock to which the Optionee is entitled as a result of the exercise of an Option to satisfy withholding requirements under this Section 16.

17. NON-TRANSFERABILITY OF OPTIONS

  Each Option granted pursuant to the Plan shall, during Optionee's lifetime, be exercisable only by Optionee, and neither the Option nor any right thereunder shall be transferable by the Optionee by operation of law or otherwise other than by will or the laws of descent and distribution, and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

18. USE OF PROCEEDS

  The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

19. ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION

  19.1. The Plan, as amended and restated, shall be effective as of the date of adoption by the Board, subject to stockholder approval of the Plan within one year of the Effective Date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Certificate of Incorporation and Bylaws of the Corporation; provided, however, that upon approval of the Plan by the stockholders of the Corporation, all Options granted under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Options granted hereunder on or after the Effective Date shall be null, void and of no effect.

  19.2. Subject to the limitation of Section 19.4 hereof, the Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable, which approval may be made subject to approval by the Corporation's stockholders.

  19.3. No Option may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Optionee's consent, adversely alter or otherwise impair any rights or obligations under any Stock Option Agreement previously entered into under the Plan. The Plan shall terminate ten years after the Effective Date unless previously terminated pursuant to Section 4.2 hereof or by the Board pursuant to this Section 19.

  19.4. Notwithstanding the provisions of Section 19.2 hereof, the Plan shall not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules promulgated thereunder.

20. SECURITIES LAWS

  20.1. The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the holder of such Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

  20.2. The intent of the Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board of Directors may exercise discretion to modify the Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

21. INDEMNIFICATION

  21.1. To the extent permitted by applicable law, each member of the Board shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by the member in connection with or resulting from any claim, action, suit or proceeding to which the member of the Board may be a party or in which the member of the Board may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by the member of the Board (with the Corporation's written approval) in the settlement thereof, or paid by the member of the Board in satisfaction of a judgment in any such action, suit or proceeding except a judgment in favor of the Corporation; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against the member of the Board, the member shall give the Corporation an opportunity in writing, at its own expense, to handle and defend the same before the member of the Board undertakes to handle and defend it on the member's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power the Corporation may have to indemnify the member of the Board or hold the member of the Board harmless.

  21.2. The members of the Board and each officer and employee of the Corporation shall be fully justified in reasonably relying or acting upon any information furnished in connection with the administration of the Plan by the Corporation or any employee of the Corporation. In no event shall any person who is or shall have been a member of the Board, or an officer or employee of the Corporation, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including furnishing of information) taken or any failure to act, if in good faith.

22. GOVERNING LAW

  The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Delaware, other than the choice of law rules thereof.

  The first amendment and restatement of the Plan was duly adopted and approved by the Board on March 28, 1996 and was duly approved by the stockholders of the Corporation on April 30, 1996 and was further amended by the Board on December 19, 1997. The second amendment and restatement of the Plan was duly adopted and approved by the Board on March 25, 1999.

                                    * * * *


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